Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement (No. 333-288528) of Mechanics Bancorp (formerly known as HomeStreet, Inc.) of our report dated March 7, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of HomeStreet, Inc. for the year ended December 31, 2024.

/s/ Crowe LLP

Los Angeles, California
September 2, 2025